Pangaea Logistics Solutions Ltd. Reports Financial Results for the Fourth Quarter Ended December 31, 2025
NEWPORT, RI - March 10, 2026 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended December 31, 2025.
FOURTH QUARTER 2025 RESULTS

•GAAP net income attributable to Pangaea of $11.9 million, or $0.19 per share
•Adjusted net income attributable to Pangaea of $10.1 million, or $0.16 per share
•Adjusted EBITDA of $28.7 million
•Operating cash flow of $15.1 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $17,773 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax, Supramax, and Handysize indices by 19%
•Declared quarterly cash dividend of $0.05 per common share
•Entered into a memorandum of agreement in February 2026 to sell the 2006-built Bulk Xaymaca for $9.6 million.

For the three months ended December 31, 2025, Pangaea reported non-GAAP adjusted net income of $10.1 million, or $0.16 per share, on total revenue of $183.9 million. Fourth quarter TCE rates increased 11% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 26% to 6,025 days. The increase in shipping days relative to the year-ago period was primarily due to the acquisition of fifteen handy-size vessels completed at the end of the fourth quarter of 2024.

The TCE earned was $17,773 per day for the three months ended December 31, 2025, compared to an average of $15,942 per day for the same period in 2024. The Company’s average TCE exceeded the benchmark Baltic Panamax, Supramax, and Handysize indices by 19%, supported by its long-term COAs, specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA increased by 23% to $28.7 million in the fourth quarter of 2025, compared to the prior-year quarter. Total Adjusted EBITDA margin was 16% during the fourth quarter of 2025 and 2024.

As of December 31, 2025, the Company had $103.1 million in unrestricted cash and cash equivalents. Total debt, including finance lease obligations was $375.6 million. During the three months ending December 31, 2025, the Company repaid $7.6 million in finance leases and $4.2 million in long term debt, and received $0.7 million from installment sale contract in connection with purchase Caterpillar equipment. In addition the Company paid $3.2 million in dividends, and repurchased $1.0 million of its common stock.

On February 17, 2026 the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per common share, payable on March 13, 2026, to all shareholders of record as of February 27, 2026.

MANAGEMENT COMMENTARY

“We delivered strong fourth quarter results, supported by solid Arctic trade activity, robust utilization across our niche ice class fleet, and the stability of our long term COAs,” said Mads Boye Petersen, President and Chief Executive Officer of Pangaea Logistics Solutions. “As we entered 2026 and completed a smooth leadership transition, I want to thank Mark Filanowski for his many years of leadership and support during the transition. Our results reflect the strength and continuity of Pangaea’s differentiated operating model and expanded fleet, driving TCE rates 19% above the market and meaningfully improving year over year profitability for the quarter”

“Dry bulk fundamentals remain healthy as we enter the seasonally softer first quarter, supported by a constructive market backdrop. We are positioning our fleet to maximize TCE premiums, and thus far in the first quarter of 2026 have executed 5,920 shipping days at an average TCE of $14,917 per day, reflecting a stronger than expected first quarter” Petersen added. “Looking ahead, we continue to see a favorable medium‑term environment, underpinned by constrained vessel supply and positive market sentiment.”

"We remain committed to disciplined, returns‑focused capital allocation, including sustainable return of capital, organic growth investment and ongoing fleet renewal,” continued Petersen. “Most recently, we entered an agreement to sell the Bulk Xaymaca for $9.6 million, with delivery expected in the second quarter of 2026. We also commenced operations in Lake Charles under a multi‑year contract and are advancing strategic investments across our terminal network, with new activities underway at Port Everglades and Tampa operations set to launch in second half of 2026.”

“As we move into 2026, our strategic direction remains unchanged, and we will continue executing the proven operating model that differentiates Pangaea,” concluded Petersen. “With over $100 million in cash at year‑end, we maintain strong liquidity to support balance sheet flexibility, capital returns, and disciplined investment. We remain committed to delivering consistent shareholder returns."

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets that drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. Pangaea continues to leverage its integrated shipping and logistics model to deliver value across the supply chain. In addition to operating the world’s largest high ice-class dry bulk fleet of Panamax and post-Panamax vessels, the Company provides stevedoring services and maintains robust port and terminal operations capabilities. The Company is advancing organic growth initiatives to scale its terminal operations business. Key projects include the expansion at the Port of Tampa and the launch of new operations at the Ports of Aransas, Texas; Lake Charles, Louisiana; and Pascagoula, Mississippi. As of the end of the fourth quarter of 2025, operations have commenced at Pascagoula, Lake Charles and Aransas, while Tampa operations are on track to begin early in the second half of 2026. These investments position Pangaea to capture growing demand for integrated logistics services and reinforce our commitment to long-term growth.

Continue to drive strong fleet utilization. Pangaea delivered strong fleet utilization during the fourth quarter, supported by robust demand across key Arctic trade routes. The Company’s owned fleet of 39 vessels operated at high efficiency, supplemented by an average of 2,439 chartered-in vessels to fulfill cargo and COA commitments. Following the successful integration of the recently acquired handy-size fleet, Pangaea remains focused on optimizing utilization across its expanded platform and enhancing flexibility to meet the evolving needs of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. Pangaea continues to execute its disciplined fleet renewal strategy, selectively investing in modern assets to maximize TCE performance, comply with evolving regulatory standards, and meet customer cargo requirements on demand. During the fourth quarter, the Company completed the sale of the Bulk Freedom for $9.6 million. In February 2026, Pangaea entered into an agreement to sell the Bulk Xaymaca for $9.6 million. Built in 2006, the sale of the Bulk Xaymaca underscores our commitment to maintaining a modern, efficient platform. Delivery to the buyer is expected in the second quarter of 2026.

FOURTH QUARTER 2025 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Wednesday, March 11, 2026 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-833-316-1983
International Live: 1-785-838-9310
Conference ID: PANLQ425

To listen to a replay of the teleconference, which will be available through March 18, 2026:

Domestic Replay: 1-800-839-5492
International Replay: 1-402-220-2251

Pangaea Logistics Solutions Ltd.
Unaudited Consolidated Statements of Operations
(U.S. dollars in thousands, except per share data)

	For the three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Revenues:
Voyage revenue	$166,348	$137,601	$577,547	$494,107
Charter revenue	13,117	6,588	39,258	30,326
Port terminal & stevedore revenue	4,415	2,986	15,236	12,103
Total revenues, net	183,880	147,175	632,041	536,536
Operating expenses:
Voyage expense	72,382	67,674	283,679	237,479
Charter hire expense	46,788	34,425	129,735	130,764
Vessel operating expense	27,658	14,254	94,948	55,544
Terminal & Stevedore Expenses	3,818	1,974	12,189	9,299
General and administrative	6,743	6,277	31,071	24,626
Depreciation and amortization	11,740	7,766	42,475	30,376
Gain on sale of vessel and equipment	(2,692)	—	(3,000)	—
Total expenses	166,438	132,370	591,097	488,088

Income from operations	17,442	14,805	40,944	48,449

Other income (expense):
Interest expense	(5,920)	(4,708)	(24,006)	(17,073)
Interest income	539	588	1,632	3,023
Income attributable to non-controlling interest recorded as long-term liability interest expense	—	(2,682)	—	(3,103)
Unrealized (loss) gain on derivative instruments	(903)	851	(1,355)	(953)
Other income	1,121	198	2,952	1,428
Total other expense, net	(5,164)	(5,752)	(20,777)	(16,679)

Net income	12,278	9,053	20,167	31,769
Income attributable to non-controlling interests	(394)	(618)	(798)	(2,866)
Net income attributable to Pangaea Logistics Solutions Ltd.	$11,884	$8,435	$19,369	$28,903

Earnings per common share:
Basic	$0.19	$0.18	$0.30	$0.64
Diluted	$0.19	$0.18	$0.30	$0.63

Weighted average shares used to compute earnings per common share:
Basic	63,510,714	45,792,112	63,802,958	45,391,855
Diluted	64,176,117	46,527,775	64,703,473	46,046,044

Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

Pangaea Logistics Solutions Ltd.
Unaudited Consolidated Balance Sheets As of December 31, 2025 and 2024
(U.S. dollars in thousands, except per share data)

	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$103,054	$86,805
Accounts receivable (net of allowance of $6,017 and $5,493 at December 31, 2025 and 2024, respectively)	55,854	42,371
Inventories	28,389	32,848
Advance hire, prepaid expenses and other current assets	28,478	29,969
Total current assets	215,776	191,994

Restricted cash	270	—
Fixed assets, net	677,518	707,826
Right of use assets, net	26,866	28,772
Goodwill	3,105	3,105
Other non-current Assets	4,561	4,761
Total assets	$928,096	$936,457

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$54,257	$46,582
Related party payable	806	1,181
Deferred revenue	24,891	15,447
Current portion of secured long-term debt	16,910	16,576
Current portion of financing obligations	27,896	25,267
Current portion of finance lease liabilities	2,076	2,844
Dividend payable	1,198	1,211
Total current liabilities	128,034	109,108

Non current liabilities
Secured long-term debt, net	97,157	112,721
Financing obligations, net	219,774	229,530
Finance lease liabilities, net	8,395	10,434
Total non current liabilities	325,326	352,685

Stockholders' equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 64,971,288 and 64,961,433 shares issued and outstanding at December 31, 2025 and 2024, respectively	7	6
Additional paid-in capital	257,072	258,660
Retained earnings	172,255	169,155
Total Pangaea Logistics Solutions Ltd. equity	429,333	427,822
Non-controlling interests	45,403	46,843
Total stockholders' equity	474,736	474,664
Total liabilities and stockholders' equity	$928,096	$936,457

Pangaea Logistics Solutions, Ltd.
Unaudited Consolidated Statements of Cash Flows
(U.S. dollars in thousands, except per share data)

	Years ended December 31,
	2025	2024
Operating activities
Net income	$20,167	$31,769
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	42,475	30,376
Amortization of deferred financing costs	1,152	1,034
Amortization of prepaid rent	118	122
Unrealized loss on derivative instruments	1,355	953
Income from equity method investee	(2,952)	(1,710)
Earnings attributable to non-controlling interest recorded as interest expense	—	3,103
Provision for doubtful accounts	1,540	1,835
Gain on sale of vessel and equipment	(3,000)	—
Drydocking costs	(17,395)	(6,202)
Share-based compensation	4,111	2,788
Change in operating assets and liabilities:
Accounts receivable	(15,024)	3,686
Inventories	4,459	(11,030)
Advance hire, prepaid expenses and other current assets	(194)	(2,689)
Accounts payable, accrued expenses, other current liabilities and related party payable	7,471	11,839
Deferred revenue	9,444	(182)
Net cash provided by operating activities	53,726	65,691

Investing activities
Purchase of vessels and vessel improvements	(2,188)	(69,265)
Net proceeds from sale of vessels	17,196	—
Acquisition of non-controlling interest	(2,700)	—
Purchase of equipment and internal use software	(4,299)	(167)
Contribution to non-consolidated subsidiaries and other investments	(733)	(172)
Dividends received from equity method investments	4,135	1,910
Net cash provided by (used in) investing activities	11,411	(67,694)

Financing activities
Proceeds from long-term debt	705	64,150
Payments of financing fees and issuance costs	(45)	(2,044)
Payments of long-term debt	(16,590)	(33,082)
Proceeds from financing obligation	18,000	25,000
Payments of financing obligations	(26,052)	(19,181)
Payments of finance leases	(2,844)	(2,990)
Dividends paid to non-controlling interests	(2,490)	(2,333)
Cash dividends paid	(16,303)	(18,710)
Payments to repurchase ordinary shares	(2,999)	—
Payments to non-controlling interest	—	(21,040)
Net cash (used in) provided by financing activities	(48,619)	(10,230)

Net change in cash, cash equivalents and restricted cash	16,519	(12,232)
Cash and cash equivalents at beginning of period	$86,805	$99,038
Cash, cash equivalents, and restricted cash at end of period	$103,324	$86,805

Pangaea Logistics Solutions, Ltd.
Unaudited Consolidated Statements of Cash Flows
(U.S. dollars in thousands, except per share data)

	Years ended December 31,
Supplemental cash flow information
Cash paid for interest	24,315	$17,983
Acquisition of Strategic Shipping Inc. through issuance of 18,059,342 shares of common stock, with a value of $91,019 as non-cash consideration.	$—	$91,019
Fair value of loans and lease liabilities (ASC 842) assumed	$—	100,049

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

(In thousands of U.S. dollars, except as indicated)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Adjusted Gross Profit
Gross Profit	$21,529	$21,157	$69,154	$73,185
Add:
Vessel Depreciation and Amortization	11,704	7,692	42,336	30,266
Adjusted Gross Profit (Non-GAAP) (1)	$33,233	$28,848	$111,490	$103,451

Adjusted EBITDA
Net income	12,278	9,053	20,167	31,769
Interest expense, net	5,382	4,119	22,375	14,051
Income attributable to non-controlling interest recorded as long-term liability interest expense	—	2,682	—	3,103
Depreciation and amortization	11,740	7,766	42,475	30,376
Income tax (benefit) provision (included in Other income)	(289)	75	533	285
EBITDA	$29,111	$23,696	$85,549	$79,584
Non-GAAP Adjustments:
Gain on sale of vessel and equipment	(2,692)	—	(3,000)	—
Share-based compensation	1,416	475	4,111	2,788
Unrealized loss (gain) on derivative instruments, net	903	(851)	1,355	953
Adjusted EBITDA	$28,739	$23,319	$88,015	$83,325

Earnings per common share:
Net income attributable to Pangaea Logistics Solutions Ltd.	$11,884	$8,435	$19,369	$28,903

Weighted average number of common shares outstanding - basic	63,510,714	45,792,112	63,802,958	45,391,855
Weighted average number of common shares outstanding - diluted	64,176,117	46,527,775	64,703,473	46,046,044

Basic net income per share	$0.19	$0.18	$0.30	$0.64
Diluted net income per share	$0.19	$0.18	$0.30	$0.63

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$11,884	$8,435	$19,369	$28,903
Non-GAAP
Add:
Gain on sale of vessels	(2,692)	—	(3,000)	—
Unrealized loss on derivative instruments	903	(851)	1,355	953
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$10,095	$7,584	$17,723	$29,856

Weighted average number of common shares - basic	63,510,714	45,792,112	63,802,958	45,391,855
Weighted average number of common shares - diluted	64,176,117	46,527,775	64,703,473	46,046,044

Adjusted EPS - basic	$0.16	$0.17	$0.28	$0.66
Adjusted EPS - diluted	$0.16	$0.16	$0.27	$0.65
Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted gross profit. Adjusted gross profit is defined as GAAP gross profit excluding transportation and service depreciation and amortization. Management believes this measure provides investors with additional insight into the operating performance of the Company’s shipping operations by excluding non-cash depreciation expenses associated with the Company’s vessels. Adjusted gross profit is not a measure recognized under U.S. GAAP and should not be considered as an alternative to gross profit, operating income or net income. The Company’s definition of adjusted gross profit may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.